Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Diamond Offshore Drilling, Inc. (the “Company”) of our reports dated February 24, 2014, relating to the consolidated financial statements of the Company and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Houston, Texas

December 30, 2014